UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 29, 2010
(Date of Report)
CNA SURETY CORPORATION
(Exact name of Registrant as specified in its charter)
1-13277
(Commission File No.)

Delaware	36-4144905
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

333 S. Wabash Ave., Chicago, Illinois	60604
(Address of principal executive offices)	(Zip code)
(312) 822-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     See Exhibit 99 to this Form 8-K.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     CNA Surety Corporation (the “Company”) held its Annual Meeting of Shareholders on Thursday April 29, 2010. The Company’s shareholders considered two proposals, each of which is described in more detail in the Company’s proxy statement filed on March 15, 2010. Both proposals, which required the affirmative vote of a majority of shares present and voting, passed. The final voting results for the matters voted upon at the meeting are as follows:
PROPOSAL 1
     Election of Directors.

	Number Of Shares/Votes
	For	Authority Withheld	Broker Non-Votes
Philip H. Britt	37,003,078	5,519,599	913,717
Anthony S. Cleberg	37,003,946	5,518,731	913,717
David B. Edelson	35,761,614	6,761,063	913,717
D. Craig Mense	35,759,382	6,763,295	913,717
Robert A. Tinstman	37,003,778	5,518,899	913,717
John F. Welch	35,952,065	6,570,612	913,717
Peter W. Wilson	35,760,414	6,762,263	913,717
PROPOSAL 2
     Ratification of Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

For	43,387,844
Against	23,423
Abstain	25,127
Broker Non-Votes	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNA SURETY CORPORATION (Registrant)
Dated: April 30, 2010	By:	/s/ John F. Corcoran
John F. Corcoran
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.

99.	CNA Surety Corporation Press Release issued on April 30, 2010.